Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-266312 and 333-289474 on Form S-8 of our report dated March 23, 2026, relating to the consolidated financial statements of G. Willi-Food International Ltd. which appears in this Annual Report on Form 20-F of G. Willi-Food International Ltd. for the year ended December 31, 2025.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr)
BDO Member Firm
March 24, 2026